As filed with the Securities and Exchange Commission on October 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Z.H.R Industrial Zone,

P.O. Box 32, Rosh Pina 1200000, Israel

(972) 4-6868-000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company

Corporation Trust Center 1209 Orange St.

Wilmington, New Castle County

Delaware, 19801

Tel: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard E. Berkenblit, Esq. Oded Har-Even, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway, New York, NY 10019 Tel: (212) 660-3000	Eran Ben-Dor, Adv. Zysman, Aharoni, Gayer & Co., Law Offices 41-45 Rothschild Bl., “Beit-Zion” Tel Aviv 65748, Israel Tel: (011) 972-3-795-5555

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Ordinary shares, par value NIS 0.10 per share
Warrants
Units	(4)	(4)
Total			$50,000,000	$1,431.75

(1)

There are being registered under this registration statement such indeterminate number of ordinary shares, number of warrants to purchase ordinary shares and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $50,000,000.  The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $50,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, $38,500,000 of unsold securities are being moved to this registration statement from the Registrant’s registration statement on Form S-3 declared effective on October 22, 2014 (Registration No. 333-199180), or the Prior Registration Statement.

(3)

Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, a portion of $5,810 of the filing fees paid in connection with the registration of the $38,500,000 of unsold securities on the Prior Registration Statement will continue to be applied to such unsold securities included in this registration statement. An additional $1,431.75 is being paid to register additional securities in connection with the filing of this Registration Statement.

(4)	Omitted pursuant to General Instruction II.D. of Form S-3 and Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [__________], 2017

Prospectus

$50,000,000

Ordinary Shares

Warrants

Units

This prospectus relates to ordinary shares and warrants, and any combination of such securities, separately or as units, that we may offer and sell from time to time in one or more offerings up to a total dollar amount of $50,000,000. The warrants may be convertible, exercisable or exchangeable for ordinary shares.  Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus describing the specific terms of the offering of these securities, and the terms of any warrants and units so offered.  We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering.  Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our ordinary shares are traded on the NASDAQ Capital Market, or NASDAQ, under the symbol “OTIV”. The closing price of our ordinary shares on NASDAQ on October 2, 2017, was $1.39 per share.  The aggregate market value of our outstanding ordinary shares held by non-affiliates is $56.8 million, based on 41,134,378 ordinary shares outstanding, of which 40,866,138 are held by non-affiliates, and the closing sale price of our ordinary shares on NASDAQ on October 2, 2017. We have not offered and sold any securities in a primary offering pursuant to Instructions I.B.6. of the General Instructions to Form S-3 during the 12 calendar months immediately prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page 2.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 20, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $50,000,000.  This prospectus provides you with a general description of the securities which we may offer. When we sell securities we may also provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering.  The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before purchasing any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus to “we,” “our,” “our company,” “On Track Innovations,” “OTI,” “us” and the “company” refer to On Track Innovations Ltd. and its subsidiaries.

All references in this prospectus to “ordinary shares” refer to OTI’s ordinary shares, par value NIS 0.10 per share.  We sometimes refer to our ordinary shares, warrants and units to be offered under this prospectus as the “securities” throughout this prospectus.

All references in this prospectus to the "Companies Law" refer to the Israeli Companies Law, 5759-1999 (including the regulations promulgated thereunder).

All references to “New Israeli Shekels” or “NIS” are to the lawful currency of Israel.

All references to “dollars” or “$” are to the lawful currency of the United States.

ABOUT ON TRACK INNOVATIONS LTD.

We are a pioneer and leading developer of cutting-edge secure cashless payment solutions providing global enterprises with innovative technology for over two decades. We operate in two main segments: (1) Retail and Mass Transit Ticketing; and (2) Petroleum. In addition to our two main segments, we also produce and market certain products for the medical industry and other secure smart card solutions.

Our field-proven suite of cashless payment solutions is based on an extensive intellectual property portfolio, including registered patents and patent applications worldwide. Since our incorporation in 1990, we have built an international reputation for reliability and innovation, deploying a large number of solutions for the unattended retail, mass transit, banking, medical and petroleum industries.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016 as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, prospects, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and other federal securities laws.  Such forward-looking statements reflect our current view with respect to future events and financial results.

We urge you to consider that statements which use the terms “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include statements regarding, among other things, our belief as to the expected development and potential benefits from our existing or future products or our intellectual property, expansions of the use of our technology, acquisitions, material supply agreements, the impact of our relationship with technology partners and business partners as well as to our revenue and the development of future products, future sources of revenue, ongoing relationships with current and future end-user customers and resellers, future costs and expenses, adequacy of capital resources.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in this prospectus and in documents we incorporate by reference.  Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

●	working capital;

●	capital expenditures;

●	the acquisition of other companies or businesses; and

●	other purposes as mentioned in any prospectus supplement.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement or a free writing prospectus relating to the specific offering. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	ordinary shares;

●	warrants to purchase ordinary; and

●	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $50,000,000.

DESCRIPTION OF OUR ORDINARY SHARES

Our authorized share capital consists of 50,000,000 ordinary shares, nominal value of NIS 0.10 per share, of which, as of June 30, 2017, 42,288,077 were issued (of which 41,109,378 were outstanding).

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except that nationals of countries which are in a state of war with Israel might not be recognized as owners of ordinary shares.

Dividend and Liquidation Rights

We are permitted to declare a dividend to be paid to the holders of ordinary shares, but we have never declared a dividend and we do not anticipate any dividend declaration in the foreseeable future.  Dividends may only be paid out of our profits ("the profit test"), provided that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due ("the solvency test"). Profits, as defined in section 302(b) to the Companies Law, mean surplus balance or surplus accumulated during the last two years, whichever is higher. Alternatively, an Israeli court is entitled, at our request, to approve a dividend distribution, which does not meet the profit test, provided it is convinced that the solvency test is met.  In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings.  This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future by our shareholders.  Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association require otherwise.  Our articles of association provide that our board of directors may declare and pay dividends without the approval of our shareholders.

Preemptive Rights

Under the Companies Law, shareholders in public companies such as ours do not have preemptive rights.  This means that our shareholders do not have the legal right to purchase shares in a new issuance before they are offered to third parties.  As a result, our shareholders could experience dilution of their ownership interest if we decide to raise additional funds by issuing more shares and these shares are purchased by third parties.

Voting, Shareholders’ Meetings and Resolutions

Holders of our ordinary shares have, for each ordinary share held, one vote on all matters submitted to a vote of shareholders.  These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future by our shareholders.  The quorum required for a general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold or represent together at least 33-1/3% of our issued and outstanding ordinary shares or, as long as we are listed on NASDAQ, such higher percentage as NASDAQ may impose on listed companies from time to time so long as such higher percentage is in effect.  A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place.  If a quorum is not present within half an hour following the time appointed for the reconvened meeting, any two shareholders then present, in person or by proxy, shall constitute a quorum.

Under the Companies Law, unless otherwise provided in the articles of association or by applicable law, shareholders’ resolutions require the approval of holders of a simple majority of our ordinary shares voting, in person or by proxy on the matter.  Unless a higher percentage for taking an action is required under our articles of association, a shareholders’ resolution to amend our articles requires the approval of a simple majority of our shareholders present in person or by proxy.

Under the Companies Law, a shareholder has certain duties of good faith and fairness towards the company.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors.  Rather, under our articles of association our directors (other than external directors) are elected at a shareholders meeting by a simple majority of our ordinary shares for a term of service ending upon the next general meeting following three years from their election.  External directors are elected by a simple majority of our ordinary shares, which majority includes at least a majority of the shares held by non-controlling shareholders who do not have a personal interest in the matter (excluding a personal interest unrelated to the relationship with a controlling shareholder) voted at the meeting, or the total number of shares held by such non-controlling shareholders who do not have a personal interest voted against the election of the external director does not exceed two percent of the aggregate voting rights in the company. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting have the power to elect any or all of our directors whose positions are being filled at that meeting, subject to the additional approval requirements for external directors.

Modification of Class Rights

The rights attached to any class, such as voting, liquidation and dividend rights, may be amended, following a decision by our board of directors, by adoption of a resolution by a simple majority of the shares of that class represented at a separate class meeting.

Transfer of Shares and Notices

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles of association unless the transfer is restricted or prohibited by Israeli law, U.S. securities laws or the rules of a stock exchange on which the shares are traded.  Under the Companies Law and applicable regulations, unless otherwise provided in the articles of association or by applicable law, shareholders of record are entitled to receive at least 35 or 21 days' prior notice of meetings of shareholders, based on the matters that are on the agenda.

Our transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.  Its address is 17 Battery Place, New York, New York 10004, and its telephone number at this location is 212-509-4000.

Anti-Takeover Provisions under Israeli Law

Tender Offer.  A person wishing to acquire shares of a publicly traded Israeli company and who would, as a result, hold over 90% of the company’s issued and outstanding share capital or voting rights is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.  A person wishing to acquire shares of a public Israeli company and who could, as a result, hold over 90% of the issued and outstanding share capital or voting rights of a certain class of shares is required by the Companies Law to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who refuse to sell their shares hold less than 5% of the issued share capital and voting rights of the company or of the applicable class, all of the shares held by such shareholders that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if, following consummation of the tender offer, the acquirer would hold at least 98% of all of the company's outstanding shares and voting rights (or shares and voting rights of the relevant class)).  However, the shareholders may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition.  Even shareholders who indicated their acceptance of the tender offer may so petition the court, unless the acquirer stipulated that a shareholder that accepts the offer may not seek appraisal rights). If the dissenting shareholders hold more than 5% of the issued and outstanding share capital or voting rights of the company or the applicable class, the acquirer may not acquire additional shares or voting rights of the applicable class from shareholders who accepted the tender offer, if following such acquisition the acquirer would then own over 90% of the issued and outstanding share capital or voting rights of the company or the applicable class.

The Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or greater of the voting rights in the company.  This rule does not apply if there is already another holder of 25% or greater of the voting rights in the company.  As of the date of this prospectus, we are not aware of any single shareholder which holds 25% or more of the voting rights in the company.  Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other holder of more than 45% of the voting rights in the company. The special tender offer must be extended to all shareholders but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders.  The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger.  The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days' prior notice.  Our articles of association provide that merger transactions may be approved by a simple majority of the shares present, in person or by proxy, at a general meeting of our shareholders.  Under the Companies Law, in determining whether the required majority has approved the merger, shares held by the other party to the merger, any person holding at least 25% of the outstanding voting shares or holding at least 25% of the means of appointing directors of the other party to the merger, or anyone acting on their behalf, including their relatives or companies controlled by them, are excluded from the vote.  If a majority of shareholders of one of the parties do not approve the transaction because the votes of certain shareholders are excluded from the vote, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.  Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger.  In addition, a merger may not be executed unless at least 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares for consideration or without consideration. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares for consideration or without consideration. Warrants may be issued separately or in combination with ordinary shares as a unit, as further discussed under “Description of Units” below.  We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent, if designated, in an applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased or exercised;

●	the ordinary shares with which the warrants are issued and the number of warrants issued with each such share;

●	the date on and after which the warrants and the related ordinary shares will be separately transferable;

●	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;

●	the manner in which the warrants may be exercised, which may include cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	a discussion of any material U.S. federal and Israeli income tax considerations of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the ordinary shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of ordinary shares that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of ordinary shares or warrants to purchase ordinary shares, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in an applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

In the applicable prospectus supplement, we will describe the terms of the units and any applicable unit agreement, including, where applicable, the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material provisions of the governing unit agreement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement, naming the underwriter, the nature of any such relationship.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in a prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into an ordinary shares purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in an applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the ordinary shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional shares and syndicate covering transactions — Underwriters may sell more ordinary shares than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our ordinary shares may have the effect of raising or maintaining the market price of our shares or preventing or mitigating a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our shares are traded on NASDAQ.  One or more underwriters may make a market in our ordinary shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our shares.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in that market in our shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares, warrants and units offered in this prospectus will be passed upon for us by Zysman, Aharoni, Gayer & Co., Law Offices, Tel Aviv, Israel. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, NY, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of On Track Innovations Ltd. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investor Relations/SEC Filings,” free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.  Our website address is www.otiglobal.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our ordinary shares, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

The following documents that we have filed with or furnished to the SEC are incorporated by reference in this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 28, 2017;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017, as filed with the SEC on May 15 , 2017, and for the fiscal quarter ended June 30, 2017, as filed with the SEC on August 9, 2017;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 19, 2017, May 30, 2017, August 15, 2017 and August 28, 2017; and

●	The description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 19, 2002, as amended, including any report filed which updates such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at Z.H.R Industrial Zone, P.O. Box 32, Rosh Pina 1200000, Israel (972) 4-6868-000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred by On Track Innovations Ltd. in connection with the sale and distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$1,431.75
Legal fees and expenses	$8,000
Accounting fees and expenses	$2,000
Miscellaneous expenses	$1,500

Total	$12,931.75

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Indemnification of Directors and Officers

Under the Companies Law, a company may indemnify, or undertake in advance to indemnify, an office holder (defined as a director, chief executive officer, deputy chief executive officer or other officer reporting to the chief executive officer of the company) for the following liabilities and expenses, imposed on an office holder or incurred by an office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

●	financial liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator's award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company's activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys' fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction; and

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●	reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company's articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party; and

●	a financial liability imposed on the office holder in favor of a third party.

Nevertheless, under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the duty of loyalty to the company in the event office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders require the approval of the compensation committee, board of directors and, in certain circumstances, the shareholders.

In addition, the Israeli Securities Law, 5728-1968, or Securities Law, permits a company to include in its articles of association provisions authorizing the company to insure an office holder against, or indemnify, or undertake in advance to indemnify, an office holder, for any financial liability incurred by or imposed on him or her in favor of an injured party, as set forth in section 52LIV(a)(1)(a) of the Securities Law, as well as expenses, including reasonable litigation expenses and attorney’s fees, expended by him or her or which were imposed upon him or her by a court in proceedings filed against the office holder under Chapters VIII’3, VIII’4 or IX’1 of the Securities Law.

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Our articles of association permit us to exculpate, indemnify and insure its office holders to the fullest extent permitted by the Companies Law and the Securities Law.

We have obtained directors' and officers' liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law and the Securities Law. In addition, we have entered into agreements with each of our office holders undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from the offering of securities under this registration statement to the extent that these liabilities are not covered by insurance.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1	Form of underwriting agreement (1)

4.1	Memorandum of Association (2)

4.2	Articles of Association (3)

4.3	Specimen Certificate for Ordinary Shares (2)

4.4	Form of Warrant Agreement and Warrant Certificate (1)

4.5	Form of Unit Agreement and Unit Certificate (1)

5.1	Opinion of Zysman, Aharoni, Gayer & Co., Law Offices

23.1	Consent of Somekh Chaikin, a member firm of KPMG International

23.2	Consent of Zysman, Aharoni, Gayer & Co., Law Offices (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)

(1)	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

(2)	Incorporated herein by reference from the Registration Statement on Form F-1 (Registration No. 333-90496) filed with the SEC on June 14, 2002.

(3)	Incorporated herein by reference to our Report on Form 6-K filed with the SEC on October 31, 2013.

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 ITEM 17.                     UNDERTAKINGS

The undersigned registrant hereby undertakes:

(A)             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial   bona fide   offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.   Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)           That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial   bona fide   offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in Rosh Pina, Israel, on October 20, 2017.

ON TRACK INNOVATIONS LTD.

By:	/s/ Shlomi Cohen
Shlomi Cohen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shlomi Cohen and Yishay Curelaru and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shlomi Cohen	Chief Executive Officer	October 20, 2017
Shlomi Cohen	(Principal Executive Officer)

/s/ Yishay Curelaru	Chief Financial Officer	October 20, 2017
Yishay Curelaru	(Principal Financial and Accounting Officer)

/s/ James Scott Medford	Director, Chairman of the Board	October 20, 2017
James Scott Medford

/s/ William C. Anderson III	Director	October 20, 2017
William C. Anderson III

/s/ Donna Seidenberg Marks	Director	October 20, 2017
Donna Seidenberg Marks

/s/ Michael Soluri	Director	October 20, 2017
Michael Soluri

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